SHAREHOLDER LOAN AGREEMENT

THIS SHAREHOLDER LOAN AGREEMENT (this "Agreement") dated this 9th day of November, 2011

BETWEEN:

Ryan Schadel of 375 Pine Bluff Drive, Dallas, GA 30157
(the "Shareholder")

OF THE FIRST PART

and

Labor Smart , Inc. of 375 Pine Bluff Drive, Dallas, GA 30157
(the "Corporation")

OF THE SECOND PART

BACKGROUND:

A. The Corporation is duly incorporated in the State of Nevada.

B. The Shareholder holds shares in the Corporation and agrees to loan certain monies (the "Loan") to the Corporation.

IN CONSIDERATION OF the Shareholder providing the Loan to the Corporation, and the Corporation repaying the Loan to the Shareholder, both parties agree to keep, perform, and fulfill the promises, conditions and agreements below:

Loan Amount & Interest

1. The Shareholder promises to loan fifty thousand ($50,000.00) USD, to the Corporation and the Corporation promises to repay this principal amount to the Shareholder, at such address as may be provided in writing, with interest payable on the unpaid principal at the rate of 10.0 percent per annum, calculated monthly not in advance.

Payment

2. This Loan will be repaid in full 1 year from the execution of this Agreement.

Default

3. Notwithstanding anything to the contrary in this Agreement, if the Corporation defaults in the performance of any obligation under this Agreement, then the Shareholder may declare the principal amount owing under this Agreement at that time to be immediately due and payable.

Governing Law

4. This Agreement will be construed in accordance with and governed by the laws of the State of Nevada.

Costs

5. All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by enforcing this Agreement as a result of any default by the Corporation, will be added to the principal then outstanding and will immediately be paid by the Corporation.

Assignment

6. This Agreement will pass to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Corporation. The Corporation waives presentment for payment, notice of non-payment, protest, and notice of protest.

Amendments

7. This Agreement may only be amended or modified by a written instrument executed by both the Corporation and the Shareholder.

Severability

8. The clauses and paragraphs contained in this Agreement are intended to be read and construed independently of each other. If any part of this Agreement is held to be invalid, this invalidity will not affect the operation of any other part of this Agreement.

General Provisions

9. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Entire Agreement

10. This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or otherwise.

IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand and seal on this 9th day of November, 2011.

PAIGE HEMBREE
Notary Public
Gwinnett County
State of Georgia
My Commission Expires Aug 10, 2015

Labor Smart, Inc.
Per: CEO (Seal)

Ryan Schadel

CONSENT TO ACTION WITHOUT MEETING

Written consent to action without meeting of the sole director of Labor Smart, Inc (the "Corporation") dated this 8th day of November, 2011.

BACKGROUND:

A. The Corporation is a corporation organized and operating under the laws of the State of Nevada.

B. The director considers that it is in the best business interest of the Corporation to enter into a certain contract.

IT WAS RESOLVED THAT:

1. The officers and directors are authorized to enter into the following contract (the "Contract"): contract with Ryan Schadel, an officer of the company, to borrow $50,000 (Fifty Thousand Dollars) for a period of up to 1 year with 10% per year interest, calculated monthly. Any one officer or director is authorized to execute the Contract on the Corporation's behalf as well as any other document required by the Contract.

2. Any one director or officer of the Corporation is authorized to sign all documents and perform such acts as may be necessary or desirable to give effect to the above resolutions.

3. The resolutions have been legally adopted by the director.

Dated in the State of Nevada on 8th day of November, 2011.

Ryan Schadel (Signature)

PAIGE HEMBREE
Notary Public
Gwinnett County
State of Georgia
My Commission Expires Aug 10, 2015